EXHIBIT 10.9
STINGER SYSTEMS, INC.
2701 N. Rocky Point Drive, Suite 1130
Tampa, Florida 33607
September 12, 2008
     Gentlemen:
     Reference is hereby made to (a) that certain Securities Purchase Agreement, of even date herewith (the “DOF Purchase Agreement”), by and between Stinger Systems, Inc., a Nevada corporation (the “Company”) and Debt Opportunity Fund, LLLP., a Florida limited liability limited partnership (“DOF”), (b) that certain Securities Purchase Agreement, dated February 29, 2008 (the “February Purchase Agreement”), by and between the Company and Castlerigg Master Investments, LTD. (“Castlerigg”), (c) that certain Securities Purchase Agreement, dated August 3, 2007 (the “August Purchase Agreement”), by and between the Company and Castlerigg, and (d) the certain Placement Agent Agreement, dated May 16, 2007, as amended on June 30, 2008 (the “Placement Agent Agreement”), by and between the Company and Midtown Partners & Co. LLC, a Florida limited liability company (“Midtown”).
     Pursuant to the DOF Purchase Agreement, DOF acquired (i) a 10% Senior Secured Convertible Note (the “DOF Note”) convertible up to 10,344,828 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), and (ii) a common stock purchase warrant exercisable for up to 12,931,035 shares of Common Stock (the “DOF Warrant”).
     Pursuant to the August Purchase Agreement, Castlerigg acquired (i) a Senior Secured Convertible Note (the “August Note”) in the aggregate principal amount of $3,000,000, originally convertible on the date of issuance into 4,730,369 shares of Common Stock, but, after adjustments pursuant to Sections 7(a) and 7(d) of the August Note, currently convertible as of the date hereof into 9,452,414 shares of Common Stock and (ii) a common stock purchase warrant (the “August Warrant”), originally exercisable on the date of issuance for 5,912,961 shares of Common Stock, but, after adjustment pursuant to Sections 2(a) and 2(c) of the August Warrant, currently exercisable as of the date hereof for 12,931,035 shares of Common Stock.
     Pursuant to the February Purchase Agreement, Castlerigg (A) acquired (i) a Senior Secured Convertible Note (the “February Note”) in the aggregate principal amount of $2,150,000, originally convertible on the date of issuance into 1,720,000 shares of Common Stock, but, after adjustments pursuant to Sections 7(a) and 7(d) of the February Note, currently convertible as of the date hereof into 7,413,793 shares of Common Stock, (ii) a common stock purchase warrant (the “February Warrant”), originally exercisable on the date of issuance for 3,000,000 shares of Common Stock, but, after adjustment pursuant to Sections 2(a) and 2(c) of the February Warrant, currently exercisable as of the date hereof into 7,297,241 shares of Common Stock and (iii) 1,250,000 shares of Common Stock and (B) amended and restated the August Note for an Amended and Restated Senior Secured Convertible Note (the “Amended and Restated Note”, and together with the DOF Note, the August Note and the February Note, the “Notes”) in the aggregate principal amount of $2,941,200, originally convertible on the date of issuance into 4,637,654 shares of Common Stock, but, after adjustments pursuant to Sections 7(a) and 7(d) of the February Note, currently convertible as of the date hereof into 9,452,414 shares of Common Stock.

     Pursuant to the Placement Agent Agreement, Midtown acquired a common stock purchase warrant (the “Placement Agent Warrant”) originally exercisable on the date of issuance for 1,862,068 shares of Common Stock.
     At a meeting of the Board of Directors of the Company duly called and held on September 9, 2008, the Board of Directors of the Company has reserved and set-aside: (i) 10,344,828 shares of Common Stock for issuance upon exercise of the DOF Note, (ii) 12,931,034 of Common Stock for issuance upon exercise of the DOF Warrant, (iii) 7,413,793 shares of Common Stock for issuance upon exercise of the February Note, (iv) 9,452,414 shares of Common Stock for issuance upon exercise of the August Note, (v) 7,297,241 shares of Common Stock for issuance upon exercise of the February Warrant, (vi) 12,931,035 shares of Common Stock for issuance upon exercise of the August Warrant, and (vii) 1,862,069 shares of Common Stock for issuance upon exercise of the Placement Agent Warrants.
     On August 23, 2008 and August 25, 2008, T. Yates Exley and Robert F. Gruder, respectively, signed a majority written consent in the form attached hereto as Exhibit A.
     As of the date of this Letter Agreement, the Company is seeking to increase its authorized and unissued shares of Common Stock to provide sufficient shares for issuance upon exercise of the DOF Warrant, the February Warrant, the August Warrant and the Placement Agent Warrants (the “Unreserved Warrant”), for issuance as interest payable pursuant to the terms of the DOF Note and the August Note (the “Interest Shares”), or to otherwise satisfy its obligations under that the terms of the DOF Note, the August Note and the February Note. As a result, the Company has agreed to file a proxy or information statement with the U.S. Securities and Exchange Commission (the “SEC”) and obtain such approvals of the Company’s shareholders as may be required to increase the Company’s authorized capital stock to allow for the reservation of shares upon exercise of the Unreserved Warrants, and to otherwise comply with its obligation to maintain minimum authorized capital reserves under the terms and conditions of the DOF Purchase Agreement, the August Purchase Agreement and the February Purchase Agreement, including maintaining reserves for the Interest Shares.
     Therefore, the Company hereby agrees with DOF as follows:
     1. (a) The Company shall, on or prior to September 17, 2008 (the “Filing Date”), prepare and file with the SEC a preliminary information statement on Schedule 14C; (b) the Company shall, on or prior to September 30, 2008, provided that the Company is notified by the SEC that the preliminary information statement on Schedule 14C will not be reviewed (the “Mailing Date”), prepare and file with the SEC, and mail to all of the Company’s shareholders, a definitive information statement on Schedule 14C; provided, however, that if the preliminary information statement on Schedule 14C is reviewed by the SEC, then the “Mailing Date” shall be twenty days after receipt of comments from the SEC; and (c) on or prior to September 17, 2008 (the “Approval Date”), (i) the shareholders of the Company and the Board of Directors of the Company shall have approved, at a meeting or by written consent, an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 150,000,000 shares (such amendment, the “Charter Amendment”), (ii) the Company shall have filed the Charter Amendment with the Secretary of State of the State of Nevada, and (iii) the Board of Directors of the Company shall, by written consent or at a meeting, shall have authorized, reserved and set-aside for the purpose of issuance, no less than 130% of the sum of the number of shares of Common Stock issuable (x) as Interest Shares pursuant to the terms of the DOF Note, the February Note, and the August Note, (y) upon conversion of each of the DOF Note, the February Note, and the August Note, and (z) upon exercise of the DOF Warrant, the February Warrant, the August

Warrant, and the Placement Agent Warrant (without taking into account any limitations on the conversion of such notes or exercise of such warrants set forth in such notes and warrants, respectively). In taking the foregoing actions, the Company shall comply with the filing and disclosure requirements of Section 14 under the 1934 Act, Nevada law, and any applicable rules or regulations of the Over-the-Counter Bulletin Board. The Company acknowledges and agrees to promptly respond to any comments from the SEC on the preliminary information statement on Schedule 14C.
     2. If any event set forth in clause (a) of Section 1 above has not occurred by the Filing Date, any event set forth in clause (b) of Section 1 above has not occurred by the Mailing Date, or any event set forth in clause (c) of Section 1 above has not occurred by the Approval Date (any such failure or breach being referred to as an “Event”, and the date on which such Event occurs being referred to as “Event Date”), then in addition to any other rights Castlerigg may have hereunder or under applicable law or any other agreement (including any rights Castlerigg may have under the notes upon a default), on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to DOF an amount in cash equal to one and one half percent (1.5%) of the aggregate principal amount of DOF’s Note (in each case, a “Payment”). In the event the Company fails to make Payments in a timely manner, such Payments shall bear interest at the rate of one and one half percent (1.5%) per month (prorated for partial months) until paid in full.
     3. Miscellaneous.
     (a) Remedies. In the event of a breach by the Company of its obligations under this letter agreement (this “Agreement”), DOF, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages or a declaration of a default under the Notes, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and DOF.
     (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of DOF. DOF may assign their respective rights hereunder in the manner and to the persons as permitted under the DOF Purchase Agreement, the February Purchase Agreement or the August Purchase Agreement , as applicable.
     (d) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the notes or the warrants referred to above. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of DOF. DOF may assign some or all of its rights hereunder without the consent of the

Company, in which event such assignee shall have the same rights as DOF hereunder with respect to such assigned rights.
     (e) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     (f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.
     (g) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.
     (h) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.
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Very truly yours,

STINGER SYSTEMS, INC.

By:	/s/ Robert F. Gruder President
If the foregoing is acceptable, please sign below where indicated.
APPROVED AND ACCEPTED:

DEBT OPPORTUNITY FUND, LLLP, a Florida limited liability limited partnership

By:	/s/ Sean Lyons
Name:	Sean Lyons
Title:	Manager

EXHIBIT A

WRITTEN CONSENT
OF
THE STOCKHOLDERS
OF
STINGER SYSTEMS, INC.
                    , 2008
The undersigned holders of outstanding shares of capital stock of Stinger Systems, Inc., a Nevada corporation (the “Corporation”), acting pursuant to Section 78.320.2 of the Nevada Revised Statutes and Article II, Section 2.4 of the Corporation’s By-Laws (the “By-Laws”), do hereby consent that the following actions be taken by written consent:
Amendment to the Articles of Incorporation.
RESOLVED, that the amendment of the Articles of Incorporation of the Corporation to (i) increase the total number of authorized shares of Common Stock to 150,000,000; (ii) authorize 1,000,000 shares of Preferred Stock with rights and preferences as more fully set forth in the Certificate of Amendment to the Articles of Incorporation and (iii) effect a 1-for-5 reverse split with respect to the outstanding shares of the Corporation’s Common Stock is hereby approved in substantially the form attached hereto as Exhibit A;.
This written consent of stockholders shall be filed with the minutes of the proceedings of the Board of Directors and stockholders.
This written consent of stockholders may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If you are an individual, please print your name, sign and date below:	If you are signing on behalf of an entity, please print the name of the entity, sign and indicate your title and date below:

Thomas Exley

Print Name	Name of the Entity

/s/ Thomas Exley

Signature	Signature

8/23/08

Date	Title

Date

WRITTEN CONSENT
OF
THE STOCKHOLDERS
OF
STINGER SYSTEMS, INC.
August 25, 2008
The undersigned holders of outstanding shares of capital stock of Stinger Systems, Inc., a Nevada corporation (the “Corporation”), acting pursuant to Section 78.320.2 of the Nevada Revised Statutes and Article II, Section 2.4 of the Corporation’s By-Laws (the “By-Laws”), do hereby consent that the following actions be taken by written consent:
Amendment to the Articles of Incorporation.
RESOLVED, that the amendment of the Articles of Incorporation of the Corporation to (i) increase the total number of authorized shares of Common Stock to 150,000,000; (ii) authorize 1,000,000 Shares Of Preferred Stock with rights and preferences as more fully set forth in the Certificate of Amendment to the Articles of Incorporation and (iii) effect a 1-for-5 reverse split with respect to the outstanding shares of the Corporation’s Common Stock is hereby approved in substantially the form attached hereto as Exhibit A;.
This written consent of stockholders shall be filed with the minutes of the proceedings of the Board of Directors and stockholders.
This written consent of stockholders may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If you are an individual, please print your name, sign and date below:	If you are signing on behalf of an entity, please print the name of the entity, sign and indicate your title and date below:

Robert Gruder

Print Name	Name of the Entity

/s/ Robert Gruder

Signature	Signature

8-25-08

Date	Title

Date